Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-127340, 333-164696, 333-174127 and 333-190469) of our report dated April 26, 2021 with respect to the consolidated financial statements of Magal Security Systems Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/Kost Forer Gabbay and Kasierer KOST FORER GABBAY & KASIERER	Tel-Aviv, Israel
A Member of Ernst & Young Global	April 26, 2021